SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): (May 6, 2008)

MercadoLibre, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33647	98-0212790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Tronador 4890, 8th Floor

Buenos Aries, C1430DNN, Argentina

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: 011-54-11-5352-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2008, the board of directors (the “Board”) of MercadoLibre, Inc. (the “Company”) expanded the size of the Board to eight persons and appointed Mario Vázquez as a director to fill the newly created vacancy. Mr. Vázquez was appointed as a Class I director and his initial term will expire after the Company’s 2008 annual meeting of stockholders to be held on June 9, 2008 (the “Annual Meeting”). The Board determined that Mr. Vázquez is independent in accordance with the rules of the SEC, the Nasdaq Global Market and the Company’s corporate governance guidelines. Mr. Vázquez was appointed to the Audit Committee of the Board and will serve as our audit committee financial expert. The Company will present Mr. Vázquez to the Company’s stockholders for re-election at the Annual Meeting. On May 8, 2008, the Company filed an amendment to its definitive proxy statement on Schedule 14A to include Mr. Vázquez as a director nominee and to incorporate other minor changes. If elected by the Company’s stockholders, Mr. Vázquez will also assume the role of Chairman of the Audit Committee.

Mr. Vázquez serves as a member of the board of directors at several companies including Telefónica Argentina S.A., Telefónica Holding Argentina S.A. and YPF S.A. Mr. Vázquez serves as an alternate member of the board of directors of Compañía de Telecomunicaciones de Chile S.A. In addition, he serves as the president of the Audit Committee of YPF S.A. Mr. Vázquez served as the chief executive officer of Grupo Telefónica in Argentina from June 2003 to November 2006, and served as a member of the board of directors of Telefónica S.A. Spain from November 2000 to June 2006. Since November 2006, Mr. Vázquez has pursued personal interests in addition to his service as a director. Mr. Vázquez is a former partner and general director of Arthur Andersen for Argentina, Chile, Uruguay and Paraguay (Pistrelli, Diaz y Asociados and Andersen Consulting – Accenture) where he served during 23 years until his retirement in 1993. Mr. Vázquez previously taught as a professor of Auditing at the Economics School of the University of Buenos Aires. Mr. Vázquez received a degree in accounting from the University of Buenos Aires.

On May 6, 2008, the Board also designated Mr. Vázquez and current director, Michael Spence, as outside directors, determining to extend the Company’s outside director compensation program to these two directors. Please see the Company’s proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on May 8, 2008, for a detailed description of director compensation and a list of the Company’s other outside directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCADOLIBRE, INC.
(Registrant)

Date: May 8, 2008	By:	/s/ Nicolás Szekasy
Nicolás Szekasy
Chief Financial Officer